As filed with the Securities and Exchange Commission on July 25, 2023.

Registration No. 333-273293

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Clearmind Medicine Inc.
(Exact name of registrant as specified in its charter)

British Columbia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 – 1220 West 6th Avenue Vancouver, British Columbia V6H1A5 Tel: 973.536.1016	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Huberman, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: +972 (0) 3.636.6000	Daniel N. Bloch 414-100 Richmond St. W. Toronto, Ontario M5H 3K6 Telephone: 416.722.0804	Anthony W. Basch, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary St. Richmond, Virginia 23219 Telephone: 804.771.5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 25, 2023

Up to 15,217,391 Common Shares

15,217,391 Pre-Funded Warrants to Purchase up to an aggregate of 15,217,391 Common Shares

15,217,391 Common Warrants to Purchase up to an aggregate of 15,217,391 Common Shares (and up to an aggregate of 15,217,391 Common Shares issuable upon the exercise of the Common Warrants)

Clearmind Medicine Inc.

We are offering on a “reasonable best efforts” basis up to $7.0 million of Common Shares of Clearmind Medicine Inc. at an assumed public offering price of $0.46 per Common Share, which was the closing price of our Common Shares on The Nasdaq Capital Market on July 12, 2023. We are also offering on a “reasonable best efforts” basis pre-funded warrants, or “Pre-Funded Warrants,” to purchase up to 15,217,391 Common Shares. We are offering to certain purchasers whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants, in lieu of Common Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares. The purchase price of each Pre-Funded Warrant is $0.459 (which is equal to the assumed public offering price per Common Share to be sold in this offering minus $0.001, the exercise price per Common Share of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Common Shares we are offering will be decreased on a one-for-one basis.

Our Common Shares and Pre-Funded Warrants are being offered together with warrants, or “Common Warrants,” to purchase up to 15,217,391 Common Shares. Each Common Share and Pre-Funded Warrant will be sold together with one Common Warrant. Each Common Warrant has an exercise price of $0.46 per Common Share (representing 100% of the assumed public offering price per Common Share to be sold in this offering) and will expire on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each Common Share and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of Common Shares and Pre-Funded Warrants sold.

Our Common Shares, Pre-Funded Warrants and Common Warrants can only be purchased together in this offering but will be issued separately. Common Shares issuable from time to time upon exercise of the Pre-Funded Warrants and the Common Warrants are also being offered by this prospectus.

The public offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price. The assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Our Common Shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “CMND.” On July 12, 2023, the last reported sale price of our Common Shares on the Nasdaq was $0.46.

Our Common Shares also trade on the Canadian Securities Exchange, or CSE under the symbol “CMND” and on the Frankfurt Stock Exchange, or FSE, under the symbol “CWY”. On July 12, 2023, the last reported sales price of our Common Shares on CSE and FSE was CAD$0.57 (approximately $0.43) and EUR 0.70 (approximately $0.78) per share, respectively.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act), and a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission (or the SEC) nor the Canadian Securities Exchange, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. This offering may be closed without further notice to you and will terminate on the first date that we enter into a placement agent agreement to sell the securities offered hereby. We expect to close the offering on           , 2023 but the offering will be terminated by August 31, 2023, provided that the closing of the offering has not occurred by such date, and may not be extended. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We have engaged Aegis Capital Corp. as our placement agent in connection with this offering. We refer to Aegis Capital Corp. as the “placement agent” in this prospectus. The placement agent is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The securities will be offered at a fixed price and are expected to be issued in a single closing. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

	Per Common Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price
Placement agent fees(1)
Proceeds to us (before expenses)(2)

(1)	We have agreed to pay the placement agent a cash fee equal to 8%. We have also agreed to reimburse the placement agent for certain of their offering-related expenses and pay the placement agent a non-accountable expense allowance not to exceed 1.0% of the aggregate gross proceeds raised in this offering. See “Plan of Distribution” beginning on page 34 of this prospectus for a description of the compensation to be received by the placement agent.

(2)	Does not include proceeds from the exercise of the warrants in cash, if any.

Delivery of the securities is expected to be made on or about              , 2023, subject to customary closing conditions.

Placement Agent

Aegis Capital Corp.

The date of this prospectus is           , 2023.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

In this prospectus, “we,” “us,” “our,” the “Company” and “Clearmind” refer to Clearmind Medicine Inc.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

As of November 1, 2022, our reporting currency and functional currency is the United States Dollar. Prior to that, our reporting currency and functional currency was the Canadian Dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “CAD$” are to Canadian Dollars. Our financial statements are denominated in CAD and presented in CAD and have a convenience translation to U.S. dollars. Amounts denominated in United States Dollars are states as “$” “dollars” or “USD”. Where previously disclosed financial information was in Canadian Dollars, we have included a convenience translation.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

On September 30, 2022, our shareholders approved a one-for-30 consolidation of our issued and outstanding Common Shares, or the Reverse Split. Except where otherwise indicated, all share and per share data in this prospectus have been retroactively restated to reflect the Reverse Split.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus, which are described under “Incorporation by Reference” before making an investment in our securities.

Company Overview

We are a pharmaceutical company approaching phase 1 clinical trials, that develops novel psychedelic medicines to solve widespread, yet under-served, health problems. Our goal is to develop and provide a new type of treatment for mental health disorders, including alcohol use disorders, or AUD, binge drinking and eating disorders, where there is significant unmet need and lack of innovation. We see psychedelic therapies, which previously may have been overlooked or underused, as the future of treatment for a variety of indications. We believe that our solution for AUD can help solve one of the world’s biggest health problems, which costs the United States alone roughly $250 billion each year.

Our flagship treatment and focus for the short term is on AUD, which is incredibly common. It varies from mild to excessive and describes a person’s inability to restrict their alcohol consumption, despite negative social, occupational, or health consequences. Alcohol consumption contributes to 3 million deaths each year globally and is the third most common preventable cause of death in the United States. Apart from potentially changing people’s lives, we believe that our treatment could potentially reduce the amount currently being spent on the consequences of AUD in the United States, Europe, India, China and other countries around the world. We also believe that our treatment may address binge drinking. 95,000 people die every year in the United States alone due to binge drinking.

We have completed a series of pre-clinical, investigational new drug—, or IND—, enabling studies in the United States and China that are required before we can study our compound for the first time in humans. These studies include pharmacokinetic and toxicological studies in rats and dogs in order to assess the safety profile of our compound and characterization of the drug metabolism. We have conducted several metabolism studies designed to better understand the way 5-Methoxy-2-aminoindane, or MEAI, is digested in several species. In addition, we have conducted a pre-clinical animal model of AUD to characterize the effect of MEAI on alcohol consumption. This study involved testing the effect of MEAI’s ability to curb alcohol cravings after exposing mice to prolonged alcohol consumption over a short period, mimicking binge alcohol consumption in humans.

We submitted our Investigational New Drug, or IND, request and intend to initiate the Phase I/IIa clinical study in the second quarter of 2023. As part of this strategy, we had a pre-IND meeting with the U.S. Food and Drug Administration, or FDA, in May 2022. We plan to submit applications to conduct the Phase I/IIa study also in Europe and Israel. Upon completion of the Phase I/IIa studies, if successful, we will be required to conduct additional clinical trials subject to securing additional financing.

Our People

Collectively, our team has vast experience across the business and pharmaceutical industries. Our Chief Executive Officer, Adi Zuloff-Shani, PhD, is a biomedical research and development executive with over 20 years of strategic and operational leadership in the healthcare industry, including clinical trials, and a deep understanding of therapeutics development in heavily regulated environments. Our award-winning advisory board includes professionals such as Prof. Gabriele Fischer. Prof. Fischer did her residency in psychiatry at Washington University and at the Medical University Vienna, where she serves at head of the Addiction Clinic. During her long research career, she has published more than 150 scientific papers and has given more than 400 presentations on different topics related to psychopharmacology. Prof. Mark Weiser, Prof. Christian Schültz, Prof. Wim van den Brink, Prof. Michael Davidson, Prof. Alon Friedman, Prof. Gal Yadid and Dr. John Krystal are all also part of our outstanding advisory board.

1

About MEAI

MEAI is a synthetic molecule. Its mechanism of action has been studied and published in past scientific papers. It was found to interact with the serotonergic receptors 5-HT1A and 5-HT2B and the adrenergic receptors α2A, α2B and α2C receptors. Studies conducted in animals and humans have demonstrated the role of 5-HT1A receptors in alcohol-drinking behavior. Several 5-HT1A receptor agonists have been tested in animal models to demonstrate the role of this receptor in alcohol dependence. These preclinical studies suggest that 5-HT1A receptor agonists may play a role in reducing alcohol intake. In addition, evidence suggests that α2-adrenergic receptor agonist signaling may play a role in mediating alcohol-drinking behavior in both rodents and humans.

The literature shows that 5-HT1A receptors are associated with controlling craving behaviors across the board. This indicates that MEAI may have a wide range of applications beyond binge drinking. Until today, only pre-clinical studies have been conducted with MEAI, including in-vitro and in-vivo studies. The studies were conducted in the United States, China, France and Israel.

MEAI is a psychoactive molecule, exerting a euphoric alcohol-like experience, which we believe also reduces the desire to consume alcoholic beverages. While determinations of safety and efficacy are solely within the authority of the FDA and comparable regulatory bodies, in pre-clinical studies, MEAI was well-tolerated by the tested animals. Although MEAI remains in development and is not cleared or approved by the FDA or similar foreign regulatory bodies, we believe that our drug candidate has the potential to change the lives of millions who struggle to drink in moderation.

We believe that MEAI holds the potential to break the vicious binge- drinking cycle at the decision point to drink more alcohol, by potentially innervating neural pathways such as 5-HT1A that lead to “sensible behavior”.

Future Research Programs

In addition to our research programs on the uses of MEAI, we have plans to conduct 12 other research programs on different molecules, which are to be led by our highly skilled, focused team, with deep expertise in their respective fields, several of whom have taken products from the discovery phase to clinical trials in the United States in their previous respective roles, as well as key members of our scientific advisory board who have participated in numerous clinical trials in the areas of alcoholism and addiction.

These 12 additional drug programs can be separated into two categories. Nine of these programs are in the pre-discovery phase, and are primarily aimed at discovering innovative molecules designed for the treatment of mental health diseases such as depression, anxiety and post-traumatic stress disorder, or PTSD. Of the remaining three of these programs which are all in the discovery phase, one is aimed at the treatment of depression and treatment resistant depression, or TRD, while the other two are aimed at studying substances that can replicate the effects of 3,4-methylenedioxymethamphetamine, or MDMA, for therapeutic purposes.

In our research program aimed at treating depression and TRD, we have been studying the effects of administering 2-fluorodeschloroketamine, or 2-FDCK. We investigated 2-FDCK in a pre-clinical proof-of-concept study. In our two research programs aimed at finding substances that can be utilized for the same therapeutic purposes as MDMA, we will be studying 1-(Benzofuran-5-yl)-N-methylpropan-2-amine, or 5-MAPB and 1-Benzofuran-6-yl propan-2-amine, or 6-APB. We believe these treatments may be beneficial for fail-safes for MDMA based on a September 2016 article from Naunyn-Schmiedeberg’s Archives of Pharmacology, which reported the receptor binding profiles of 5-MAPB and 6-APB are different enough from MDMA to effectively perform a substitute role in the therapy while being similar enough so as not to have to change the therapeutic protocol.

2

Strategic Focus

With respect to our AUD programs, we developed MEAI as a new chemical entity (NCE) drug candidate. We intend to seek regulatory approval through the FDA’s 505(b)(1) regulatory path. The FDA’s 505(b)(1) regulatory path is typically used for novel drugs that have not previously been studied or approved, and drug development pursuant to this path requires drug developers to conduct all studies needed to demonstrate the safety and efficacy of the drug. Given its nature, this type of submission requires extensive research, including both clinical and nonclinical studies, to prove the product’s safety and efficacy for the indication being sought.

Pursuant to our pre-IND meeting correspondence with the FDA, the FDA informed us that the Phase I portion of our Phase I/IIa study could not include only AUD patients (i.e., our target population). Accordingly, at the pre-IND meeting, we discussed a hybrid model for the Phase I portion of the study, where we would study both healthy volunteers and AUD patients, and the FDA did not rule this out as a possibility. While we cannot guarantee that the FDA will approve our request, if approved, such special accommodation would allow us to start the first in-human study with the target population rather than with healthy volunteers. If the FDA grants us the ability to use the hybrid model that includes AUD patients, our timeline for the clinical development of MEAI could be accelerated as it will potentially allow us to submit only one IND application, IRB application and one set of study reports for both Phase I and Phase IIa of our clinical trial. Furthermore, this model allows us to reach our target population quicker, hence getting more substantial safety data on our target population at an earlier stage.

Recent Developments

In March 2023, we announced that we had submitted an IND application with the FDA, requesting approval to initiate our first-in-human Phase I/IIa clinical trial with CMND-100 in patients suffering from AUD. Subsequently, in May 2023 we initiated the CM-CMND-001 clinical trial in both Israel and the United States.

The Israeli study is be led by Prof. Mark Weiser, M.D., head of the Psychiatric Division at the Sheba Medical Center in the Tel Aviv suburb of Ramat Gan. Our first U.S. site for the CM-CMND-001 clinical trial is at the Yale School of Medicine’s Department of Psychiatry. The site is led by Anahita Bassir Nia, MD, a specialist in substance abuse, including alcohol abuse. In addition, we intend to open a second site in the United States for the CM-CMND-001 clinical trial.

The CM-CMND-001 clinical trial is designed to be a multinational, multi-center, Phase I/IIa single- and multiple-dose tolerability, safety and pharmacokinetic study in healthy volunteers and AUD subjects.

In the Phase I part of the trial of the clinical trial, oral capsules (CMND-100) will be administered once to healthy volunteers and AUD subjects respectively with single, ascending dose of CMND-100, for evaluation of tolerability, safety and pharmacokinetics/ pharmacodynamics. or PK/PD. In the Phase IIa part of the clinical trial which is a randomized, double-blind, placebo-controlled part, CMND-100 oral capsules will be administered once daily for ten consecutive days to healthy volunteers and AUD subjects for evaluation of safety, PK/PD and preliminary efficacy. The patients will report their drinking patterns and craving for alcohol (and cigarettes) during the clinical trial period.

The primary end-point of the trial is to find the tolerable dose and characterize the safety, tolerability and PK/PD of single and repeated doses of CMND-100 in healthy subjects and in those with AUD. The secondary end-point is to evaluate preliminary efficacy of CMND-100 in reduction of drinking patterns and craving in individuals with moderate-to-severe AUD.

April 2023 Public Offering

On April 6, 2023, we completed an underwritten public offering for aggregate gross proceeds of US$3.5 million, or the April 2023 Public Offering. We received net proceeds of $2.9 million after deducting placement agent fees and other expenses payable by us. The April 2023 Public Offering consisted of 3,097,459 Common Shares, pre-funded warrants to Purchase 1,408,259 Common Shares and common warrants to purchase 4,505,718 Common Shares. The common warrants became exercisable upon issuance, have a 5-year term from the initial issuance date and have an exercise price of US$0.78 per Common Share. Each Common Share (or pre-funded warrant in lieu thereof) was sold together with one common warrant at a combined purchase price of US$0.78 per share (or US$0.779 per pre-funded warrant after reducing US$0.001 attributable to the exercise price of the pre-funded warrants) but were issued separately. The common warrants and pre-funded warrants are not listed on any exchange.

3

Corporate Information

We were incorporated under the name Cyntar Ventures Inc. on July 18, 2017, pursuant to the provisions of the Business Corporations Act (British Columbia). On March 24, 2021, we changed our name to Clearmind Medicine Inc.

Originally, we operated as a mineral resource exploration operations company. In September 2020, we announced a shift in the focus of our business to the development of innovative psychedelic therapies. This process involved the acquisition of all rights, title and interests in several patent applications for the treatment of alcohol abuse disorder and various other non-controlled binge behaviors. As part of this process, we announced a Change of Business, or COB, listing on the CSE. The COB became effective in November 2020. In May 2021, we completed all of the requirements of the CSE for a COB listing.

Our principal executive offices are located at 101 – 1220 W. 6th Ave, Vancouver, BC V6H1A5. Our telephone number is 973.536.1016. Our website address is https://www.clearmindmedicine.com/. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Risks Associated with our Business

Our business, and investing in our securities, are subject to numerous risks, as more fully described in the section entitled “Risk Factors” beginning on page 10 and other risk factors contained in the documents incorporated by reference herein. You should read these risks before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

●	We have incurred losses since our inception. We anticipate that we will incur significant losses for the foreseeable future, and we may never achieve or maintain profitability.

●	Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

●	If we are unable to establish sales and marketing capabilities or enter into agreements to sell and market any product candidates, we may not be successful in commercializing those product candidates.

●	If we are unable to maintain effective proprietary rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

●	Even if this offering is successful, we expect that we will need to raise additional funding before we can expect to become profitable from sales of our products.

4

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We could remain an “emerging growth company” for up to five years, which will be December 31, 2027, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we will file reports with the United States Securities and Exchange Commission, or SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present financial statements pursuant to IFRS instead of pursuant to U.S. generally accepted accounting principles. Furthermore, although the members of our management and supervisory boards will be required to notify the Israeli Securities Authority, of certain transactions they may undertake, including with respect to our Common Shares, our officers, directors and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

5

THE OFFERING

Common Shares currently issued and outstanding	7,118,213 Common Shares

Common Shares offered by us	Up to 15,217,391 Common Shares based on an assumed public offering price of $0.46 per Common Share (the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023).

Common Shares to be issued and outstanding after this offering	22,335,604 Common Shares (assuming no sale of any Pre-Funded Warrants).

Lock-Up Agreements	Our directors, executive officers, and any other holder(s) of ten percent (10%) or more of the outstanding shares have agreed with the Placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares for a period of 90 days from the closing of this offering.

Pre-Funded Warrants	We are offering to certain purchasers whose purchase of Common Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Shares immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of Common Shares that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the purchase price of the Common Shares in this offering minus $0.001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of Common Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Common Shares issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common Warrants	Each Common Share and each Pre-Funded Warrant will be sold together with one Common Warrant. Each Common Warrant has an exercise price per Common Share equal to the public offering price of Common Share in this offering and expires on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each Common Share and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of Common Shares and Pre-Funded Warrants sold. This offering also relates to the Common Shares issuable upon exercise of any Common Warrants sold in this offering.

Reasonable Best Efforts	We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 34 of this prospectus.

6

Use of proceeds	We expect to receive approximately $6.1 million in net proceeds from the sale of Common Shares offered by us in this offering, based on an assumed public offering price of $0.46 per Common Share (the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023), after deducting placement agent discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of our product candidates, working capital, future acquisitions and general capital expenditures.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for additional information.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 10 of this prospectus and “Item 3. - Key Information – D. Risk Factors” in our annual report on Form 20-F for the year ended October 31, 2022, or the 2022 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our Common Shares.

Nasdaq Capital Market symbol	“CMND”

Canadian Securities Exchange symbol	“CMND”

Frankfurt Stock Exchange symbol	“CWY”

The number of the Common Shares to be issued and outstanding immediately after this offering as shown above assumes that all of the Common Shares offered hereby are sold, and is based on 7,118,213 Common Shares issued and outstanding as of the date of this prospectus. This number excludes:

●	4,881,895 Common Shares issuable upon the exercise of warrants outstanding as of such date, at exercise prices ranging from USD$0.78 to USD$44.19, all of which were vested as of such date;

●	167,666 Common Shares issuable upon the exercise of options to directors, employees and consultants under our incentive option plan outstanding as of such date, at a weighted average exercise price of $14.80, of which 97,560 were vested as of such date;

●	76,087 Common Shares issuable upon the exercise of Restricted Share Units to consultants under our incentive option plan outstanding as of such date.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the warrants or options described above; and

●	the Reverse Split effective on September 30, 2022.

See “Description of Share Capital” for additional information.

7

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table summarizes our financial data. We have derived the following Consolidated Statements of Operations and Comprehensive Loss data for the years ended October 31, 2022 and 2021 from our audited consolidated financial statements included in our 2022 Annual Report. We have derived the following consolidated statements of operations data for the six months ended April 30, 2023 and 2022 and the balance sheet data as of April 30, 2023 from our unaudited interim condensed consolidated financial statements incorporated by reference in this prospectus. Such financial statements have been prepared in accordance with IFRS. Our historical results are not necessarily indicative of the results that may be expected in the future. The selected financial data should be read in conjunction with our consolidated financial statements, and are qualified entirely by reference to such consolidated financial statements.

	Year Ended October 31,			Six Months Ended April 30,
	2021	2022	2022	2022	2023
Canadian and U.S. dollars in thousands, except share and per share data	CAD	CAD	USD Convenience Translation (1)	USD	USD
Statements of Operations and Comprehensive Loss Data:
General and administrative expenses	$3,030	$4,327	$3,170	$2,276	$2,584
Research and development	646	4,205	3,081	1,472	905
Loss before other expenses	(3,676)	(8,532)	(6,251)	(3,748)	(3,489)
Changes in fair value of warrants	-	-	-	-	(361)
Unrealized loss on short-term investment	-	(421)	(308)	(96)	(59)
Foreign exchange gain (loss)	(34)	(1)	(1)	(14)	(95)
Impairment of exploration and evaluation assets	(10)	-	-	-	-
Interest income (expense)	-	(20)	(14)	-	24
Change in fair value of derivative liability	-	(397)	(291)	-	-
Dividend received	-	-	-	-	17
Tax expenses	-	(41)	(30)	-	(13)
Net loss	(3,720)	(9,411)	(6,895)	(3,858)	(3,976)
Other comprehensive loss for the period
Items that may be reclassified subsequently to profit or loss:
Foreign exchange differences on translation of foreign operations	-	(29)	(21)	-	-
Comprehensive loss	$(3,720)	$(9,440)	$(6,916)	$(3,858)	$(3,976)
Basic and diluted loss per share	(4.01)	(7.24)	(5.30)	(3.01)	(1.32)
Weighted average number of shares outstanding used in computing basic and diluted loss per share	927,345	1,300,050	1,300,050	1,279,977	3,010,522

(1)	Exchange rate calculated based on the rate of $1.00 = CAD$1.3649 as per the Bank of Canada for October 31, 2022.

8

	As of April 30, 2023
U.S. dollars in thousands	Actual		As Adjusted (1)
Balance Sheet Data:
Cash	$5,246	$	$11,363
Total assets	$5,996	$	$12,113
Total liabilities	$(2,654)	$	$(5,812)
Deficit	$(14,123)	$	$(14,521)
Total shareholders’ equity	$3,342	$	$6,301

(1)	As adjusted data gives additional effect to the sale of 15,217,391 Common Shares and Common Warrants in this offering at an assumed public offering price of $0.46 per Common Share (the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on April 30, 2023. The Common Warrants are classified as a liability given certain of their contractual terms which preclude equity classification.

The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of our public offering determined at pricing. Each $0.10 increase (decrease) in the assumed public offering price of $0.46 per share, which is the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023, would increase (decrease) the as adjusted amount of each of cash, total assets and shareholders’ equity by $1.38 million, assuming that the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of Common Shares offered by us at the assumed public offering price would increase (decrease) each of cash, cash equivalents and short-term deposits, total assets and shareholders’ equity by $42 thousand.

9

RISK FACTORS

You should carefully consider the risks described below and the risks described in our 2022 Annual Report which are incorporated by reference herein, as well as the financial or other information included in this prospectus or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to an Investment in Our Securities and this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, possible in licensing of additional intellectual property and product candidates, and next generation product development. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We will need additional capital in the future. Raising additional capital by issuing securities may cause dilution to existing shareholders.

We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

10

You will experience immediate dilution in book value of any Common Shares you purchase.

Because the price per Common Share being offered is substantially higher than our net tangible book value per Common Share, you will suffer substantial dilution in the net tangible book value of any Common Shares you purchase in this offering. After giving effect to the sale by us of Common Shares in this offering, based on an assumed public offering price of $0.46 per Common Share, which is the last reported sale price of our Common Shares on the Nasdaq on July 12, 2023, and after deducting placement agent’s discount and commission and offering expenses payable by us, our as adjusted net tangible book value of our Common Shares would be approximately $6.18 million, or approximately $0.28 per Common Share, as of October 31, 2022. If you purchase Common Shares in this offering, you will suffer immediate and substantial dilution of our as adjusted net tangible book value of approximately $0.17 per Common Share. To the extent outstanding options or warrants are exercised, you will incur further dilution. See “Dilution” on page 19 for a more detailed discussion of the dilution you will incur in connection with this offering.

Common Shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our Common Shares to decline.

We may sell in this offering Common Shares, or approximately 214%, of our outstanding Common Shares, prior to this offering, as of July 12, 2023. This sale and any future sales of a substantial number of Common Shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Common Shares. We cannot predict the effect, if any, that market sales of those Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares.

We do not know whether a market for the Common Shares will be sustained or what the trading price of the Common Shares will be and as a result it may be difficult for you to sell your Common Shares.

Although our Common Shares trade on the Nasdaq, the CSE and the FSE, an active trading market for the Common Shares may not be sustained. It may be difficult for you to sell your Common Shares without depressing the market price for the Common Shares. As a result of these and other factors, you may not be able to sell your Common Shares. Further, an inactive market may also impair our ability to raise capital by selling Common Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our Common Shares as consideration.

11

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Holders of our Pre-Funded Warrants or the Common Warrants will have no rights as holders of Common Shares until such warrants are exercised.

Until you acquire Common Shares upon exercise of your Pre-Funded Warrants or Common Warrants, you will have no rights with respect to Common Shares issuable upon exercise of your Pre-Funded Warrants or Common Warrants. Upon exercise of your Pre-Funded Warrants or Common Warrants, you will be entitled to exercise the rights of a holder of Common Shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ownership of our Common Shares on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire Common Shares issuable upon exercise of such warrants at an exercise price of $0.001 per Common Share. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per Common Share equal to the public offering price of Common Shares in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per our Common Share does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

12

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exceptions, holders of such warrants will have the right, at their option, to require us to purchase such Common Warrants from the holders for consideration of the same type as that offered to the holders of Common Shares in such transaction in an amount determined pursuant to a formula set forth in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Inflation could adversely affect our business and results of operations.

While inflation in the United States and global markets has been relatively low in recent years, during 2021 and 2022, the economy in the United States and global markets encountered a material increase in the level of inflation. The impact of COVID-19, geopolitical developments such as the Russia-Ukraine conflict and global supply chain disruptions continue to increase uncertainty in the outlook of near-term and long-term economic activity, including whether inflation will continue and how long, and at what rate. Increases in inflation raise our costs for commodities, labor, materials and services and other costs required to grow and operate our business, and failure to secure these on reasonable terms may adversely impact our financial condition. Additionally, increases in inflation, along with the uncertainties surrounding COVID-19, geopolitical developments and global supply chain disruptions, have caused, and may in the future cause, global economic uncertainty and uncertainty about the interest rate environment, which may make it more difficult, costly or dilutive for us to secure additional financing. A failure to adequately respond to these risks could have a material adverse impact on our financial condition, results of operations or cash flows.

If we are unable for any reason to meet the continued listing requirements of Nasdaq, such action or inaction could result in a delisting of the Common Shares.

On May 19, 2023, we announced that it received an initial notification letter from Nasdaq’s Listing Qualifications Department notifying us that we had 180 days to regain compliance with the minimum bid price requirement set forth in Nasdaq’s continued listing rules. Nasdaq’s continued listing rules require that listed securities maintain a minimum bid price of $1.00 per share, and that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days or more. We have until November 13, 2023, to regain compliance with the minimum bid price requirement in order to maintain the listing. To regain compliance with the minimum bid price requirement, the Common Shares must have a closing bid price of at least U.S.$1.00 for a minimum of 10 consecutive business days. In the event that we do not regain compliance by November 13, 2023, we may then be eligible for additional 180 days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our Common Shares, at which point we will have an opportunity to appeal the delisting determination to a hearings panel.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum closing bid price requirement, Nasdaq may take steps to delist the Common Shares. Such a delisting would likely have a negative effect on the price of the Common Shares and would impair your ability to sell or purchase the Common Shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the Common Shares to become listed again, stabilize the market price or improve the liquidity of the Common Shares, prevent the Common Shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and elsewhere, including in our 2022 Annual Report incorporated by reference herein, and other information included or incorporated by reference in this prospectus, contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the ability of our pre-clinical and any future clinical trials to demonstrate safety and efficacy of our future product candidates, and other positive results;

●	the timing and focus of our future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

●	the size of the market opportunity for our future product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

●	the success of competing therapies that are or may become available;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our future product candidates, as well as the potential healthcare costs saved through utilizing our future product candidates;

●	the ability of our future product candidate to address needs not currently addressed by the psychedelic industry;

●	our ability to obtain and maintain regulatory approval of our future product candidates;

●	our plans relating to the further development of our future product candidates, including additional disease states or indications we may pursue;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

14

●	the ability of our management team to oversee our drug research programs;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our dependence on third parties;

●	our ability to compete with other companies who offer products that address similar issues that our future product candidates will address;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	risks related to lack of compliance with Nasdaq’s minimum bid price requirement;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks;

●	difficulties in our and our partners’ ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians;

●	our ability to restructure our operations to comply with future changes in government regulation; and

●	those factors referred to in our 2022 Annual Report incorporated by reference herein in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our 2022 Annual Report generally, which is incorporated by reference into this prospectus.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

15

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 15,217,391 Common Shares and/or Pre-Funded Warrants and the associated Common Warrants in this offering will be approximately $6.1 million, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, based on an assumed public offering price of $0.46 per Common Share (the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023, as described on the cover page of this prospectus), after deducting placement agent discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and the Common Warrants.

Each $0.10 increase (decrease) in the assumed public offering price of $0.46 per Common Share would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, by $1.38 million, assuming that the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Common Shares we are offering. An increase (decrease) of 100,000 in the number of Common Shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, by $42 thousands, assuming the assumed public offering price stays the same.

We currently expect to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of our product candidates, working capital, future acquisitions and general capital expenditures.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our clinical development and regulatory efforts, the status and results of the clinical trials, the pace of our partnering efforts in regard to manufacturing and commercialization and the overall regulatory environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

16

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders of our Common Shares, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors, or our Board, in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board may deem relevant.

The Business Corporations Act (British Columbia), as amended, or the BCBCA, imposes further restrictions on our ability to declare and pay dividends. See “Description of Share Capital—Dividends” for additional information.

Payment of dividends may be subject to Canadian withholding taxes. See “Item 10. – Additional Information – E. “Taxation — Material Canadian Federal Income Tax Considerations” in our 2022 Annual Report incorporated by reference herein for additional information.

17

CAPITALIZATION

The following table sets forth our cash and our capitalization as of April 30, 2023:

●	on an actual basis; and

●	on an as adjusted basis, giving effect to the sale of 15,217,391 Common Shares and Common Warrants in this offering at an assumed public offering price of $0.46 per Common Share (the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on April 30, 2023. The Common Warrants are classified as a liability given certain of their contractual terms which preclude equity classification.

You should read this information in conjunction with our consolidated financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

	As of April 30, 2023
U.S. dollars in thousands	Actual	As Adjusted
Cash	$5,246	$11,363
Warrant liability	(1,795)	(4,953)

Shareholders’ equity:
Share capital	14,758	18,115
Shares issuable	461	461
Warrant reserve	741	741
Share-based payment reserve	1,526	1,526
Accumulated other comprehensive loss	(21)	(21)
Deficit	(14,123)	(14,521)

Total shareholders’ equity	3,342	6,301
Total capitalization	3,342	6,301

The number of the Common Shares to be issued and outstanding immediately after this offering as shown above assumes that all of the Common Shares offered hereby are sold, and is based on 7,118,213 Common Shares issued and outstanding as of the date of this prospectus. This number excludes:

●	4,881,895 Common Shares issuable upon the exercise of warrants outstanding as of such date, at exercise prices ranging from $0.78 to $44.19, all of which were vested as of such date;

●	167,666 Common Shares issuable upon the exercise of options to directors, employees and consultants under our incentive option plan outstanding as of such date, at a weighted average exercise price of $14.80, of which 97,560 were vested as of such date;

●	76,087 Common Shares issuable upon the exercise of Restricted Share Units issued to consultants under consulting agreements; and

(1)	Each $0.10 increase or decrease in the assumed public offering price of $0.46 per Common Share, based on an assumed public offering price of $0.46 per Common Share (the last reported sale price of our Common Shares on the Nasdaq Capital Market on July 12, 2023), would increase or decrease, respectively, the amount of cash, total shareholders’ equity and total capitalization by $1.38 million, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Common Shares we are offering. An increase (decrease) of 100,000 in the number of Common Shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, by $42 thousand, assuming the assumed public offering price stays the same.

18

DILUTION

If you invest in our Common Shares in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per Common Share in this offering and the as adjusted net tangible book value per Common Share after this offering. Dilution results from the fact that the public offering price per Common Share is substantially in excess of the net tangible book value per Common Share. As of April 30, 2023, we had a historical positive net tangible book value of $3,216,731, or positive $0.46 per Common Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Common Shares outstanding on April 30, 2023.

After giving effect to the sale of Common Shares in this offering at an assumed public offering price of $0.46 per Common Share (assuming the sale of the maximum offering amount and that no Pre-Funded Warrants are sold in this offering), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value at April 30, 2023 would have been $0.28 per share. This represents an immediate decease in as adjusted net tangible book value of $0.18 per share to existing shareholders and immediate dilution of $0.17 per Common Share to new investors.

The following table illustrates this dilution per Common Share in this offering:

Assumed public offering price per Common Share	$0.46
Net positive tangible book value per Common Share as of April 30, 2023	0.46
Decrease in net tangible book value per Common Share attributable to new investors	(0.18)
As adjusted net tangible book value per Common Share after this offering	0.28
Dilution per Common Share to new investors	0.17

To the extent that outstanding options are exercised, new options or warrants are issued or we issue additional Common Shares in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

A $0.10 increase (decrease) in the assumed public offering price of $0.46 per Common Share, which is the last reported sale price of our Common Shares on Nasdaq on July 12, 2023, would increase (decrease) our net tangible book value per Common Share after this offering by $1.38 million and the dilution per Common Share to new investors by $0.09, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Common Shares we are offering.

An increase (decrease) of 100,000 Common Shares in the number of Common Shares offered by us, would increase (decrease) our net tangible book value after this offering by approximately $40 thousand and would decrease (increase) the net tangible book value after this offering by $0.002 per Common Share and would increase (decrease) the dilution per Common Share to new investors by $0.003, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of the offering determined at pricing.

19

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association, as the same will be effective at the time of the consummation of this offering, and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA.

On September 30, 2022, our shareholders approved a one-for-30 Reverse Split of our issued and outstanding Common Shares. Except where otherwise indicated, all share and per share data in this prospectus have been retroactively restated to reflect the Reverse Split.

Authorized Share Capital

As of July 12, 2023, we had 7,118,213 Common Shares issued and outstanding.

In the last three years, we have issued an aggregate of 4,927,551 Common Shares for aggregate net proceeds of $15.8 million net of share issuance costs in several public offerings and private placements.

In addition to Common Shares, in the last three years, we have granted (i) share options to employees, directors, consultants and service providers under our Executive Stock Option and Restricted Share Unit Plans exercisable into an aggregate of 167,666 Common Shares, with exercise prices ranging from $0.78 to $22.09 per share; and (ii) an aggregate of 4,881,895 warrants exercisable into Common Shares, with exercise prices ranging from $0.78 to $44.19 per share, which were issued in three private placements.

At the time of the consummation of this offering, our share capital will consist of an unlimited number of Common Shares, no par value, issuable in series. Following the consummation of this offering, based on Common Shares outstanding as of July 12, 2023, there will be 22,335,604 Common Shares outstanding and no preferred shares will be outstanding.

Common Shares

All of our Common Shares are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. Except as otherwise provided for by resolution of our Board, the holders of outstanding Common Shares have the exclusive right to vote on all matters requiring shareholder action. On each matter on which holders of Common Shares are entitled to vote, each outstanding share of Common Share is entitled to one vote.

Dividends. Holders of our Common Shares have equal rights of participation in the dividends and other distributions of our cash, stock or property when, as and if declared thereon by our Board from time to time out of our assets or funds legally available therefor and shall have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Liquidation. Holders of our Common Shares have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

20

Rights and Preferences. Holders of our Common Shares will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Common Shares. The rights, preferences and privileges of the holders of our Common Shares will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding Common Shares are, and the Common Shares to be issued in this offering will be, fully paid and nonassessable.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our Common Shares.

Undesignated Share Classes and Series. The ability of our Board, without action by our stockholders, to create and issue undesignated shares in such classes and in such series as determined by our Board, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limitations on Liability and Indemnification Matters

Our articles of association provide that we may indemnify any of our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, we may indemnify any other person in accordance with the BCBCA.

We also have entered and intend to enter into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our articles of association. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our articles of association and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation, and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “CMND.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares will be Computershare Limited.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of Common Shares and the holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law, or the DGCL, the BCBCA, and our articles.

21

	Delaware	British Columbia
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA and our articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

22

Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

23

Appraisal Rights; Rights to Dissent	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.	The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where we resolve to (i) alter our articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction. Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.	The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

24

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of our issued shares that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions	Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.	Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render us insolvent. The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class. Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). Our company is permitted, under its articles, to acquire any of its Common Shares, and the approval of its board of directors. Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

25

Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors. Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.	Our articles allow for the removal of a director by special resolution of the shareholders. According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.	Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors. Public companies must allow all persons to inspect certain records of the company free of charge.

26

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in our articles, or (iii) if our articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in our authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

27

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at our request; or (iii) an indemnifiable person (as defined in the “Description of Share Capital” section above) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

28

Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.	Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity. No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties. Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

29

Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.	The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate. The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares	Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares. In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Advance Notification Requirements for Proposals of Stockholders/Shareholders	Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination. For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.	Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least 2 years before the date of signing the proposal. If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto. In certain circumstances, the company may refuse to process a proposal.

30

DESCRIPTION OF WARRANTS

Common Warrants

The following summary of certain terms and provisions of the Common Warrants offered together with the Common Shares hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Computershare Limited, as warrant agent, and the form of Common Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Common Warrant.

Exercisability. The Common Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. The Company will make its best effort to maintain an effective registrations statement registering the issuance of Common Shares underlying the warrants under the Securities Act. If such a registration is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Common Warrants is $0.46 per share, which is 100% of the public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subject to certain exemptions outlined in the Common Warrant, for the life of the warrant, if the Company shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Common Warrant then in effect, or a Dilutive Issuance, the number of common shares issuable upon exercise of the Warrant shall be proportionally adjusted so that the aggregate Exercise Price of the Warrant shall remain unchanged.

31

Share Combination Event Adjustments. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the five consecutive trading days commencing on the date of such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such five day period and the number of warrant shares issuable shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the date of issuance. Such adjustment may only be made one time.

Right of Participation. For 24 months after the Warrants’ Issue Date, if there are any offers, sales, or grant of any option to purchase any the Company’s or its Subsidiaries’ equity, debt, or equivalent securities (the “Subsequent Financing”), then certain Qualified Purchasers shall have the right to participate, pro rata, in up to 35% of the Subsequent Financing amount. Qualified Purchasers are any investors who have purchased a minimum of $500,000 of common shares and/or prefunded warrants in this Offering.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system.

Warrant Agent. The Common Warrants will be issued in registered form under a warrant agent agreement between Computershare Limited, as warrant agent, and us. The Common Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Common Shares, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Common Warrants.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Common Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Common Warrant.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Computershare Limited, as warrant agent, and the form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our Common Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Common Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

32

Exercise of Pre-Funded Warrants. Each Pre-Funded Warrant is exercisable for one Ordinary Share, with an exercise price equal to $0.001 per Ordinary Share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying Common Shares until the Pre-Funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of Common Shares in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the Common Shares then outstanding after giving effect to such exercise.

The exercise price and the number of Common Shares issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Shares. The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such Pre-Funded Warrant holders are utilizing the cashless exercise provision of the Pre-Funded Warrants.

Upon the holder’s exercise of a Pre-Funded Warrant, we will issue the Common Shares issuable upon exercise of the Pre-Funded Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-Funded Warrants to purchase Common Shares, holders of the Pre-Funded Warrants will not have any of the rights of holders of Common Shares purchasable upon exercise, including the right to vote, except as set forth therein.

The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants unless there is not an effective registration statement covering the issuance of the shares underlying the Pre-Funded Warrants (in which case, the Pre-Funded Warrants may only be exercised via a “cashless” exercise provision).

The Pre-Funded holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any Pre-Funded Warrant holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Common Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Pre-Funded Warrants.

Warrant Agent. The Pre-Funded Warrants will be issued in registered form under a warrant agent agreement between Computershare Limited, as warrant agent, and us. The Pre-Funded Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other trading system.

33

PLAN OF DISTRIBUTION

Aegis Capital Corp., or Aegis, has agreed to act as our sole placement agent on a reasonable best efforts basis in connection with this offering subject to the terms and conditions of a placement agency agreement, dated July , 2023 between Aegis and us. The placement agent is not purchasing or selling any shares in this offering but has arranged for the sale of the securities offered hereby. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. The placement agent agreement will provide certain representations, warranties and covenants, including indemnifications, from us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the placement agent agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the shares will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to eight percent (8.0%) of the gross proceeds in this offering from sales arranged for by the placement agent. In addition, we have agreed to pay the placement agent a non-accountable expense allowance of one percent (1%) of the gross proceeds of the offering.

Subject to certain conditions, we have also agreed to pay the following expenses relating to this offering: (a) all filing fees and expenses relating to the registration with the SEC of the securities sold in this offering; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on the Nasdaq Stock Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed listing with Nasdaq; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Aegis; (h) the fees and expenses of the Company’s accountants; and (i) $90,000 for reasonable legal fees and disbursements for Aegis’s counsel.

Lock-Up Agreements.

In connection with this offering, each of our executive officers, directors and holders of more than ten percent (10%) of our Common Shares has agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of, directly or indirectly, any Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, for ninety (90) days following the closing of the offering.

34

Securities Issuance Standstill

In addition, we have agreed that for a period of sixty (60) days from the closing date of the offering, without the prior written consent of the placement agent, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill”). So long as none of such equity securities shall be saleable in the public market until the expiration of the ninety (90) day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of shares of our common stock and extending through the completion of the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

35

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$1,542.80
FINRA filing fee	2,750
Transfer agent fees and expenses	30,000
Printer fees and expenses	25,000
Legal fees and expenses	150,000
Accounting fees and expenses	40,000
Miscellaneous	3,707.20
Total	$253,000

LEGAL MATTERS

The validity of the issuance of our Common Shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Daniel N. Bloch. Certain matters of U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Certain legal matters in connection with this offering will be passed upon for the placement agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. federal law.

EXPERTS

The consolidated financial statements of Clearmind Medicine Inc. as of October 31, 2022 and 2021, and for each of the years in the three-year period ended October 31, 2022, have been incorporated by reference herein in reliance upon the reports of independent registered public accounting firms, Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, and Saturna Group Chartered Professional Accountants LLP, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The audit report covering the October 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and lack of sufficient resources raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

36

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://www.clearmindmedicine.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended October 31, 2022, filed with the SEC on February 6, 2023; and

●	the Company’s Reports on Form 6-K filed with the SEC on February 15, 2023, February 22, 2023, March 16, 2023, March 17, 2023, April 6, 2023, April 20, 2023, April 21, 2023, April 27, 2023, May 2, 2023, May 8, 2023, May 12, 2023, May 19, 2023, May 22, 2023, June 14, 2023, June 16, 2023 and July 11, 2023.

●	The description our Common Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on November 9, 2022 (File No. 001- 41557), as amended by Exhibit 2.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended October 31, 2022, filed with the SEC on February 6, 2023.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Clearmind Medicine Inc., 101 – 1220 W. 6th Ave, Vancouver, BC V6H1A, Attention: Alan Rootenberg, Chief Financial Officer, telephone number: +1 973.536.1016.

37

Up to 15,217,391 Common Shares

15,217,391 Pre-Funded Warrants to Purchase up to an aggregate of 15,217,391 Common Shares

15,217,391 Common Warrants to Purchase up to an aggregate of 15,217,391 Common Shares (and up to an aggregate of 15,217,391 Common Shares issuable upon the exercise of the Common Warrants)

Clearmind Medicine Inc.

PRELIMINARY PROSPECTUS

           , 2023

Placement Agent

Aegis Capital Corp.

38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Indemnification

Our articles of association provide that we may indemnify our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, the Registrant may indemnify any other person in accordance with the BCBCA.

We also have entered and intend to enter into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our articles of association. These agreements, among other things, to provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our articles of association and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation, our articles of association and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any placement agent agreement we enter into in connection with the sale of Common Shares being registered hereby, the placement agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

Set forth below are all of the sales of our securities since our incorporation in July 2017, which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On March 12, 2020, we closed a non-brokered private placement, or the March 2020 Private Placement, for gross proceeds of CAD$650,000. We issued 270,833 Common Shares at a price of CAD$2.40 per Common Share.

On April 9, 2021, we closed a private placement offering, or the April 2021 Offering, with certain investors, including one of our directors and our former Chief Financial Officer, for gross proceeds of CAD$1,500,000. We issued 333,333 Common Shares at a price of CAD$4.50 per Common Share.

II-1

On April 22, 2021, we closed a private placement warrant offering, or the Warrant Offering, with certain investors, including one of our directors and our former Chief Financial Officer, for gross proceeds of CAD$375,000. We issued 250,000 Warrants at a price of CAD$1.50 per Warrant. Each Warrant is exercisable into one Common Share of the Company at CAD$4.50 per Common Share until April 22, 2024.

On June 22, 2021, we closed a private placement for gross proceeds of CAD$6,225,000, with certain investors, including one of our 5% holders. We issued 276,666 units of the Company at a price of CAD$22.50 per unit for gross proceeds of CAD$6,225,000. Each unit consisted of one common share and one Common Share purchase warrant, with each such warrant entitling its holder to acquire one additional Common Share at an exercise price of CAD$37.50 per Warrant Share until December 22, 2022.

On February 8, 2022, we entered into a private placement agreement with Medigus Ltd., or Medigus, pursuant to which we will raise approximately CAD$1.6 million (approximately $1.25 million). As consideration for the agreement, we agreed to issue Medigus 63,245 units, or the Medigus Units at a subscription price of CAD$24.00 (approximately $19.00) per Medigus Unit. Each Medigus Unit is comprised of one Common Share and one warrant to purchase one Common Share. Each warrant will be exercisable for a period of 18 months into one additional Common Share at a price per share of CAD$60.00. The transaction closed in April 2022.

Additionally, since December 2018, we have granted share options to employees, directors, consultants and service providers under our Executive Stock Option and Restricted Share Unit Plans. There are currently an aggregate of 243,753 stock options and RSU’s outstanding, with exercise prices ranging from $0.78 to $22.09 per share.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and placement agent, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement agent method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agent agreements, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1*	Form of Placement Agent Agreement

3.1	Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 18, 2022 (File No. 333-265900))

4.1*	Form of Pre-Funded Warrant

4.2*	Form of Common Warrant

4.3*	Form of Warrant Agent Agreement

5.1**	Opinion of Daniel Bloch, Canadian counsel to the Registrant, as to the validity of the Common Shares

5.2*	Opinion of Greenberg Traurig, P.A., U.S. counsel to the registrant counsel to the registrant

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on September 20, 2022 (File No. 333-265900))

10.2	Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 18, 2022 (File No. 333-265900))

10.3	Framework Research and Option Agreement with Yissum Research Development Company of the Hebrew University of Jerusalem Ltd., dated October 1, 2021 (incorporated herein by reference to Exhibit 10.3 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 18, 2022 (File No. 333-265900))

10.4	Framework Agreement for the Conduct of Research with Yissum Research Development Company of the Hebrew University of Jerusalem Ltd., dated November 8, 2021 (incorporated herein by reference to Exhibit 10.4 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 18, 2022 (File No. 333-265900))

10.5	Sponsored Research Agreement with BIRAD Research and Development Company, dated November 8, 2021 (incorporated herein by reference to Exhibit 10.5 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 18, 2022 (File No. 333-265900))

10.6	Subscription Agreement with Medigus Ltd. (incorporated herein by reference to Exhibit 10.9 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on August 18, 2022 (File No. 333-265900))

10.7	SciSparc Cooperation Agreement (incorporated herein 23.2by reference to Exhibit 10.7 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on September 20, 2022 (File No. 333-265900))

10.8	Amendment to Subscription Agreement with Medigus Ltd. (incorporated herein by reference to Exhibit 10.8 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on September 20, 2022 (File No. 333-265900))

23.1*	Consent of Saturna Group Chartered Professional Accountants LLP

23.2*	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, independent registered public accounting firm.

23.3**	Consent of Daniel Bloch (included in Exhibit 5.1)

23.4*	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.2)

24.1*	Power of Attorney (included in signature pages of Registration Statement)

107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on this 25th day of July, 2023.

CLEARMIND MEDICINE INC.

By:	/s/ Dr. Adi Zuloff-Shani
Dr. Adi Zuloff-Shani, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adi Zuloff-Shani	Chief Executive Officer	July 25, 2023
Dr. Adi Zuloff-Shani	(Principal Executive Officer)

/s/ Alan Rootenberg	Chief Financial Officer	July 25, 2023
Alan Rootenberg	(Principal Financial and Accounting Officer)

/s/ *	Vice President of Business Development	July 25, 2023
Prof. Mark Haden

/s/ *	Chairman of the Board of Directors	July 25, 2023
Amitay Weiss

/s/ *	Director	July 25, 2023
Oz Adler

/s/ *	Director	July 25, 2023
Yehonatan Shachar

Director
Asaf Itzhaik

* By: /s/ Adi-Zuloff Shani
Adi-Zuloff Shani
Attorney-in-fact

II-6

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Clearmind Medicine Inc., has signed this Registration Statement on this 25th day of July, 2023.

Puglisi & Associates Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

II-7